May 2, 2013

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

RE:      PMX Communities, Inc.

File Ref. No.  000-53974

We have read the statements of PMX Communities, Inc. pertaining to our firm included under

Item 4.01 of Form 8-K dated May 1, 2013 and agree with such statements as they pertain to our firm.

Regards,

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants